United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 7, 2007

White River Capital, Inc.
(Exact name of registrant as specified in its charter)

Indiana	001-33257	35-1908796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Brookville Way, Suite I, Indianapolis, Indiana		46239
(Address of principal executive offices)		(Zip Code)

(317) 806-2166
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

 (b) Appointment of new independent registered public accounting firm

On November 7, 2007, White River Capital, Inc. (“Company”), appointed McGladrey & Pullen LLP (“McGladrey”) as its independent registered public accounting firm for the year ending December 31, 2007. As previously reported, in early September 2007,  at the direction of the Audit Committee, management of the Company interviewed several independent registered public accounting firms for the purpose of making a recommendation to the Audit Committee of the Board of Directors regarding the independent registered public accounting firm to engage for the audit of the Company’s financial statements for the year ending December 31, 2007.  On October 19, 2007, the officers of the Company informed McGladrey that the Audit Committee had determined to engage McGladrey to conduct the audit of the Company’s financial statements for the 2007 fiscal year, subject to such firm’s completion of its internal approval processes and acceptance of appointment.

During the Company’s two most recent fiscal years ended December 31, 2005 and 2006, and through November 7, 2007, neither the Company nor anyone on its behalf has consulted with McGladrey regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that McGladrey concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 8, 2007	White River Capital, Inc.

	By:	/s/ Martin J. Szumski
	Name:	Martin J. Szumski
	Title:	Chief Financial Officer